UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2005

Analex Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5404	71-0869563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5904 Richmond Highway, Suite 300, Alexandria, VA 22303

(Address of principal executive offices) (Zip Code)

(703) 329-9400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

In a press release on April 4, 2005, Analex Corporation (the “Company”) announced that its acquisition of ComGlobal Systems, Incorporated (“ComGlobal”), a California corporation, was consummated on April 1, 2005. A copy of the press release is being filed herewith as Exhibit 99.1 to this Form 8-K.

ComGlobal is an employee-owned software engineering and information technology firm primarily serving federal government agencies and organizations. ComGlobal specializes in command, control, communications, computers and intelligence (C4I) programs for the military. Its largest customer is the U.S. Navy’s Tomahawk Cruise Missile Program. ComGlobal has offices in California, Mississippi, Nevada and Virginia.

Under the terms of the Agreement and Plan of Merger by and among the Company, Alpha-N Acquisition Corp., a wholly-owned subsidiary of the Company (“Merger Sub”), ComGlobal and Frank Hewitt, as the Stockholder Representative of the stockholders of ComGlobal, dated April 1, 2005 (the “Merger Agreement”), the Company acquired ComGlobal by merging the Merger Sub with and into ComGlobal, with ComGlobal as the surviving corporation (the “Merger”). As a result of the Merger, ComGlobal has become a wholly-owned subsidiary of the Company. This summary of the Merger is qualified in its entirety by the Merger Agreement, a copy of which is being filed herewith as Exhibit 2.1 to this Form 8-K.

The Merger consideration for all of the issued and outstanding stock of ComGlobal was $47,000,000 in cash. The Company financed the transaction with a combination of senior debt from Bank of America, N.A. in the amount of $22,000,000 and a draw-down of the Series B Preferred Stock facility in the amount of $25,000,0000.

Pursuant to a Purchase Agreement by and among the Company, General Electric Pension Trust, New York Life Capital Partners II, L.P., Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. (collectively, the “Investors”), dated May 28, 2004, subject to certain approval rights by the holders of the Company’s Series A Preferred Stock and Series B Preferred Stock, the Company had an option to require the Investors to purchase up to an additional $25,000,000 of Series B Preferred Stock, with additional Common Stock Warrants (the “Company Option”), at any one or more times on or prior to May 27, 2005 for the purpose of paying the cost of acquisition of the stock or assets of one or more companies in each case with an acquisition value of at least $10 million. To fund a portion of the Merger consideration for ComGlobal, the Company exercised the Company Option and drew down the remaining $25,000,000 from this Series B Preferred Stock financing facility approved by the stockholders at the Annual Meeting of the Stockholders in September 2004. Pursuant to the terms of the Series B Preferred Stock financing facility, the Company sold to Investors at $3.50 per share additional Series B Preferred Stock and associated Common Stock Warrants in an amount equal to one share of Common Stock for every five shares of Common Stock issuable upon conversion of the Series B Preferred Stock. In connection with the Company Option which was also approved by the holders of the Series A Preferred Stock and Series B Preferred Stock, the Company issued to Investors on April 1, 2005 an additional 7,142,856 shares of Series B Preferred Stock and Common Stock Warrants to purchase an additional 1,785,713 shares of Common Stock at $4.29 per share. Since the per share price at which the Series B Preferred

Stock will convert into Common Stock is $2.80, the additional shares of Series B Preferred Stock issued on April 1, 2005 are convertible into 8,928,570 shares of the Company’s Common Stock at any time at the election of the Investors.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Company entered into an Amended and Restated Credit Agreement with Bank of America, N.A., dated May 28, 2004 (the “Credit Facility”). The maximum amount of the Credit Facility was $20,000,000. To fund a portion of the Merger consideration for ComGlobal, the Company and Bank of America entered into the First Amendment to Amended and Restated Credit Agreement, dated April 1, 2005, pursuant to which the maturity date of the Credit Facility was extended to May 31, 2008, and the maximum amount of the Credit Facility was increased to $40,000,000. The Company drew down $22,000,000 from the Credit Facility on April 1, 2005. The interest rate on the Credit Facility is set at the LIBOR plus an applicable margin as specified in a pricing grid. The interest rate on April 1, 2005 was 5.36%.

The Credit Facility contains financial covenants setting forth maximum ratios for total funded debt to EBITDA and minimum ratios for fixed charge coverage. The Credit Facility also restricts the Company’s ability to dispose of properties, incur additional indebtedness, pay dividends (except to holders of the Series A and Series B Preferred Stock) or other distributions, create liens on assets, enter into sale and leaseback transactions, make investments, loans or advances, engage in mergers or consolidations (other than the merger with ComGlobal), and engage in transactions with affiliates. The breach of any of the covenants could result in a default, which would permit Bank of America to declare all amounts borrowed thereunder, together with accrued and unpaid interest, to be due and payable. The Credit Facility is secured by the accounts receivable and other assets of the Company. If the Company is unable to repay the indebtedness, Bank of America could proceed against the Company’s accounts receivables and other assets which are the collateral securing the indebtedness.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

As of the date of the filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by Item 9.01(a). In accordance with Item 9.01(a)(4) of the Form 8-K, the required financial statements shall be filed by amendment to this Form 8-K by June 15, 2005.

(b)	Pro Forma Financial Information.

As of the date of the filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by Item 9.01(a). In accordance with Item 9.01(a)(4) of the Form 8-K, the required financial statements shall be filed by amendment to this Form 8-K by June 15, 2005.

(c)	Exhibits

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger among Analex Corporation, Alpha-N Acquisition Corp., ComGlobal Systems, Incorporated and Frank Hewitt, as the Stockholder Representative, dated April 1, 2005.

10.1	First Amendment to Amended and Restated Credit Agreement by and among Analex Corporation, Subsidiaries of Analex Corporation and Bank of America, N.A., dated April 1, 2005.

10.2	Second Amendment to Pledge Agreement by and between Analex Corporation and Bank of America, N.A., dated April 1, 2005.

10.3	Second Amended and Restated Continuing and Unconditional Guaranty between Bank of America, N.A. and Subsidiaries of Analex Corporation, dated April 1, 2005.

10.4	First Amendment to Amended and Restated Revolving Credit Facility Note executed by Analex Corporation in favor of Bank of America, N.A., dated April 1, 2005.

99.1	Press release dated April 4, 2005, announcing the consummation of the acquisition of ComGlobal Systems, Incorporated by Analex Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALEX CORPORATION

Date: April 6, 2005	By:	/s/ Ronald B. Alexander
Ronald B. Alexander
Senior Vice President and Chief Financial Officer